Exhibit 99.1

       Innovex Announces Fourth Quarter and Fiscal 2007 Results


   PLYMOUTH, Minn.--(BUSINESS WIRE)--Nov. 5, 2007--Innovex (Nasdaq:INVX) today reported revenue of $21.8 million and revenue excluding pass through material of $11.6 million for the fiscal 2007 fourth quarter ending September 29, 2007, in line with guidance provided on October 1, 2007. In the fiscal 2007 third quarter the Company reported revenue of $18.2 million and revenue excluding pass through material of $9.2 million.

    Revenue for fiscal 2007 was $87.8 million compared to $173.1 for fiscal 2006. Revenue excluding pass through material for fiscal 2007 was $46.4 million as compared to $92.8 million for fiscal 2006.

    The Company's net loss was $7.2 million or $0.37 per share in the fourth quarter of fiscal 2007 as compared to a net loss of $8.2 million or $0.42 per share in the third quarter of fiscal 2007. The fiscal 2007 fourth quarter includes restructuring charges of $1.0 million or $0.05 per share. The Company's fiscal 2007 fourth quarter net loss excluding the restructuring charge was $6.2 million or $0.32 per share. The Company's fiscal 2007 third quarter net loss was $6.9 million or $0.35 per share excluding restructuring charges of $1.4 million.

    The fiscal 2007 net loss was $29.1 million or $1.50 per share as compared to a net loss of $17.0 million or $0.88 per share in fiscal 2006. Fiscal 2007 includes restructuring charges of $6.8 million or $0.35 per share. The Company's fiscal 2007 net loss excluding the restructuring charge was $22.3 million or $1.15 per share. The Company's fiscal 2006 net loss was $2.2 million or $0.11 per share excluding restructuring charges of $14.8 million.

    Flex Suspension Assembly (FSA) products constituted 40% of the Company's net sales for the fiscal 2007 fourth quarter, Actuator Flex Circuit (AFC) revenue was 38%, Flat Panel Display (FPD) product revenue was 19%, and integrated circuit packaging application, network system and other application revenue was 3%.

    In fiscal 2007, FSA products constituted 49% of the Company's net sales, AFC revenue was 35%, FPD product revenue was 11%, and integrated circuit packaging application, network system and other application revenue was 5%.

    The fiscal 2007 fourth quarter increase in revenue as compared to the fiscal 2007 third quarter was driven by growth in the Company's AFC and FPD businesses. AFC growth resulted from the ramp of a new desktop disk drive program, which began ramping in June. FPD growth resulted from the ramp of a number of new FPD programs, which began ramping early in the quarter.

    "We are encouraged by the new business growth experienced during the quarter," commented William P. Murnane, Innovex's Chairman and Chief Executive Officer. "We expect to see increases in our AFC and FPD revenue in the December 2007 quarter as the new AFC and FPD programs continue to ramp and production programs begin ramping for our new AFC customer."

    "As a result of the sharp increase in new products entering production during the quarter we struggled to achieve targeted operating results. Our inability to ramp efficiently was disappointing, but we are confident we will experience continued business growth and margin improvement in the December quarter," stated Terry Dauenhauer, Innovex's Senior Vice President and Chief Operating Officer. "We are aggressively focusing on improving operating efficiencies and reducing costs, particularly related to new programs entering production."

    On October 1, 2007, the Company announced plans to strengthen its presence in Asia and significantly lower its cost structure by relocating many of its corporate business functions to Lamphun, Thailand by January 2008. As part of the plan, most administrative, sales and engineering functions will be relocated to Asia. The Company will retain key sales and engineering resources in the U.S. to support its U.S. based customers. In addition, the Company plans to achieve additional cost savings by discontinuing manufacturing activity at its Korat, Thailand facility as the Flex Suspension Assembly product reaches its end of life by the end of the fiscal 2008 second quarter.

    Restructuring charges related to these changes could total up to $4.0 million. Included in the total are non-cash asset impairment charges recorded in September of $400,000 related to the disposition of assets at the Korat location. The remaining expected restructuring charges of approximately $3.6 million are primarily comprised of severance of $2.9 million and contract termination and asset transfer costs of $0.7 million. Most of these charges will be recorded in the fiscal 2008 first quarter with the remainder recorded as the liabilities are incurred over the next six months. Capital expenditures related to the changes will be minimal.

    The Company expects annual cost savings of at least $6.0 million related to these changes by the end of the fiscal 2008 second quarter. Nearly all of the savings will be cash related. Approximately 80% of the savings are expected to reduce general and administrative expenses while the remaining savings will reduce cost of goods sold.

    "Excluding FSA, we expect double digit sequential quarterly revenue growth throughout fiscal 2008 as a result of new AFC customer ramps, expanding FPD product ramps and penetration of new markets. The expected increase in revenue, combined with improved operating efficiency and the additional cost savings generated by relocating corporate offices to Thailand should result in our generating positive EBITDA during the first half of fiscal 2008 and positive operating income during the second half of fiscal 2008," said Dauenhauer.

    Fiscal year 2007 cash used in operating activities was $17.6 million. The Company's liquidity on September 29, 2007 was $33.1 million, which was comprised of $10.5 million of cash on hand and $22.6 million of availability under the Company's existing credit facilities. Capital expenditures for fiscal year 2007 were $4.7 million. Capital expenditures for fiscal 2008 are expected to be approximately $4 million. The Company's liquidity is expected to provide adequate cash resources to complete the Company's restructuring and support the revenue growth anticipated over the next fiscal year.

    Conference Call & Live Webcast

    Innovex will conduct a conference call and webcast for investors beginning at 5:00 p.m. Eastern Time (ET) on Monday, November 5, 2007. During the conference call, Mr. Murnane and senior managers will discuss the Company's future product, revenue, mix and margin expectations along with historical results.

    To listen to the live conference call, dial 785-424-1051 and ask for conference ID "Innovex." The live webcast will be available at www.innovexinc.com/investor.shtml. A replay of the call will be available 6:00 p.m. ET on Monday, November 5 through 11:59 p.m. ET on Wednesday, November 7, 2007. To access the replay, dial (402) 220-1501 and ask for conference ID "Innovex." The webcast version of the conference call will be archived at www.innovexinc.com/investor.shtml.

    About Innovex, Inc.

    Innovex, Inc. is a leading manufacturer of high-density flexible circuit-based electronic interconnect solutions. Innovex's products enable the miniaturization and increasing functionality of high technology electronic devices. Applications for Innovex's products include data storage devices such as hard disk drives and tape drives, liquid crystal displays for mobile telecommunication devices, flat panel displays and printers. Innovex is known worldwide for its advanced technology and world class manufacturing.

    Safe Harbor for Forward Looking Statements

    Except for historical information contained herein, the matters discussed in this press release are forward looking statements that involve risks and uncertainties, including the timely availability and acceptance of new products, impact of restructuring charges, changes in product mix, the impact of competitive products and pricing, effect of world-wide economic conditions on flexible circuit demand, changes in manufacturing efficiencies, fluctuations in financial results and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.


                            INNOVEX, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                            (In thousands)

                                          Three Months Ended
                                 -------------------------------------
                                 September 29, 2007 September 30, 2006
                                 ------------------ ------------------

Net sales                                  $21,806            $32,206
Costs and expenses:
 Cost of sales                              23,582             30,059
 Selling, general and
  administrative                             2,701              3,000
 Royalty expense to equity
  investee                                     127                246
 Engineering                                   869              1,109
 Restructuring charges                         967              2,865
 Net (gain) loss on sale of
  assets                                        28                 21
 Net interest expense                          579                582
 Net other (income) expense                    106                 47
                                 ------------------ ------------------
Income (loss) before income
 taxes                                      (7,153)            (5,723)

Provision for income taxes                      11                  9
                                 ------------------ ------------------
Net income (loss)                          ($7,164)           ($5,732)
                                 ================== ==================

Net income (loss) per share:
    Basic                                   ($0.37)            ($0.30)
                                 ================== ==================
    Diluted                                 ($0.37)            ($0.30)
                                 ================== ==================

Weighted average shares
 outstanding:
    Basic shares                            19,397             19,367
                                 ================== ==================
    Diluted shares                          19,397             19,367
                                 ================== ==================

                                          Twelve Months Ended
                                 -------------------------------------
                                 September 29, 2007 September 30, 2006
                                 ------------------ ------------------

Net sales                                  $87,844           $173,144
Costs and expenses:
 Cost of sales                              90,531            154,353
 Selling, general and
  administrative                            11,694             14,561
 Royalty expense to equity
  investee                                     626              1,433
 Engineering                                 3,448              5,144
 Restructuring charges                       6,856             14,768
 Net (gain) loss on sale of
  assets                                     1,266             (2,890)
 Net interest expense                        2,346              2,147
 Net other (income) expense                    212                589
                                 ------------------ ------------------
Income (loss) before income
 taxes                                     (29,135)           (16,961)

Provision for income taxes                      11                  9
                                 ------------------ ------------------
Net income (loss)                         ($29,146)          ($16,970)
                                 ================== ==================

Net income (loss) per share:
    Basic                                   ($1.50)            ($0.88)
                                 ================== ==================
    Diluted                                 ($1.50)            ($0.88)
                                 ================== ==================

Weighted average shares
 outstanding:
    Basic shares                            19,389             19,300
                                 ================== ==================
    Diluted shares                          19,389             19,300
                                 ================== ==================


                            INNOVEX, INC.
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                             September 29 September 30
Assets                                           2007         2006
                                             ------------ ------------
  Cash and short-term investments                 $10,454      $ 9,819
  Accounts receivable, net                         13,742       14,152
  Inventory                                        11,055       12,009
  Other current assets                              2,460        2,545
----------------------------------------------------------------------
     Total current assets                          37,711       38,525
  Property, plant and equipment, net               40,873       51,560
  Intangible & other assets, net                    3,777        4,082
----------------------------------------------------------------------
      Total assets                                $82,361      $94,167
                                             ============ ============


Liabilities and Stockholders' Equity
  Current maturities of long-term debt            $11,049      $ 9,045
  Line of credit                                   20,434            0
  Accounts payable                                 14,865       15,724
  Other current liabilities                         3,535        4,089
----------------------------------------------------------------------
     Total current liabilities                     49,883       28,858
  Long-term debt                                   15,549       19,800
  Stockholders' equity                             16,929       45,509
----------------------------------------------------------------------
      Total liabilities and stockholders'
       equity                                     $82,361      $94,167
                                             ============ ============


                            INNOVEX, INC.
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                            (In thousands)

                                          Twelve months ended
                                 -------------------------------------
                                 September 29, 2007 September 30, 2006
                                 ------------------ ------------------
Cash Flows From Operating
 Activities:
   Net income (loss)                      ($29,146)          ($16,970)
   Adjustments to reconcile net
    income (loss) to net cash
    provided by operating
    activities:
       Depreciation and
        amortization                         8,259             10,321
       Asset impairment charges              1,158             11,183
       Stock option expense                    535                671
       Other non-cash items                  1,266             (3,313)
       Changes in operating
        assets and liabilities:
          Accounts receivable                  409             18,433
          Inventories                          954              5,280
          Other current assets                  85             (1,231)
          Other long term assets               301              2,677
          Accounts payable                    (859)            (7,255)
          Other current
           liabilities                        (554)            (1,661)
                                 ------------------ ------------------
Net cash provided by (used in)
 operating activities                      (17,592)            18,135

Cash Flows From Investing
 Activities:
      Capital expenditures                  (4,738)            (8,125)
      Proceeds from sale of
       assets                                4,746              5,338
                                 ------------------ ------------------
Net cash provided by (used in)
 investing activities                            8             (2,787)

Cash Flows From Financing
 Activities:
    Net long-term debt activity             (2,247)            (4,994)
    Net line of credit activity             20,434            (13,881)
    Proceeds from exercise of
     stock options                              32                432
                                 ------------------ ------------------
    Net cash provided by (used
     in) financing activities               18,219            (18,443)
                                 ------------------ ------------------
Increase (decrease) in cash and
 equivalents                                   635             (3,095)
Cash and equivalents at
 beginning of period                         9,819             12,914
                                 ------------------ ------------------
Cash and equivalents at end of
 period                                    $10,454             $9,819
                                 ================== ==================

    Use of non-GAAP financial measures

    Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance to GAAP. We provide these non-GAAP financial measures to be helpful in assessing the Company's on-going operating results and to allow for greater transparency related to supplemental information. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release and financial statements previously filed with the Securities and Exchange Commission.

    Revenue excluding pass-through material:

    The revenue excluding pass-through material non-GAAP financial measures used in this press release allow quantification of the margin generating portion of our revenue and the margin performance for that portion. Revenue excluding pass-through material is calculated by subtracting pass-through material from GAAP revenue. Pass-through material is defined as material components where our customer provides the specifications, dictates the supplier and negotiates the price of components to be added to the Innovex manufactured flexible circuit. The product including the highest portion of pass-through material on a per revenue dollar and in total is the Company's FSA product.

In millions                                  Quarter ending
                                   -----------------------------------
                                   September 29, 2007  June 30, 2007
                                   -----------------------------------
Net sales                                       $21.8            $18.2
  Pass-through material components               10.2              9.0
                                   -----------------------------------
Revenue excluding pass-through
 material                                       $11.6             $9.2
                                   ===================================


In millions                                   Year ending
                                 -------------------------------------
                                 September 29, 2007 September 30, 2006
                                 -------------------------------------
Net sales                                     $87.8             $173.1
  Pass-through material
   components                                  41.4               80.3
                                 -------------------------------------
Revenue excluding pass-through
 material                                     $46.4              $92.8
                                 =====================================

    Net loss and net loss per share excluding restructuring:

    The net loss and net loss per share excluding restructuring costs non-GAAP financial measures used in this press release provide information related to our operating results excluding charges related to transitional activities.

    Net loss excluding restructuring:

In millions                                 Quarter ending
                                 -------------------------------------
                                 September 29, 2007   June 30, 2007
                                 -------------------------------------
Net loss                                       $7.2               $8.2
Restructuring expense                           1.0                1.4
                                 -------------------------------------
Net loss excluding restructuring               $6.2               $6.9
                                 =====================================

In millions                                   Year ending
                                 -------------------------------------
                                 September 29, 2007 September 30, 2006
                                 -------------------------------------
Net loss                                      $29.1              $17.0
Restructuring expense                           6.8               14.8
                                 -------------------------------------
Net loss excluding restructuring              $22.3               $2.2
                                 =====================================

    Net loss per share excluding restructuring:

                                             Quarter ending
                                  ------------------------------------
                                  September 29, 2007   June 30, 2007
                                  ------------------------------------
Net loss per share                             $0.37             $0.42
Restructuring expense per share                 0.05              0.07
                                  ------------------------------------
Net loss per share excluding
 restructuring                                 $0.32             $0.35
                                  ====================================

                                              Year ending
                                 -------------------------------------
                                 September 29, 2007 September 30, 2006
                                 -------------------------------------
Net loss per share                            $1.50              $0.88
Restructuring expense per share                0.35               0.77
                                 -------------------------------------
Net loss per share excluding
 restructuring                                $1.15              $0.11
                                 =====================================

    CONTACT: Innovex, Inc.
             Doug Keller, VP - Finance, 763-383-4025
             Facsimile: 763-383-4090
             Internet: http://www.innovexinc.com